EXHIBIT 23(a)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation into the Registration Statement on Form S-3 of our report dated September 30, 2002 with respect to the consolidated financial statements of Mark Holdings, Inc. and Subsidiaries as of June 30, 2002 and 2001 and for the three years ended June 30, 2002 included in its Annual Report on Form 10-K for the year ended June 30, 2002. We also consent to the reference to us under the heading "Experts" in the Prospectus which is part of the Registration Statement.




                                            /s/ HOLTZ RUBENSTEIN & CO., LLP
                                            HOLTZ RUBENSTEIN & CO., LLP


Melville, New York
October 15, 2002

EXHIBIT 23(b)

                                          [Letterhead of Chantrey Vellacott DFK]

CNM/MA0763/aie

The Directors                                                    8 October 2002
Mark Solutions Inc.
1135 Clifton Avenue
Clifton
N J 07013
New Jersey
USA

Dear Sirs

Markcare Medical Systems Limited

In connection with the 10-K filing of your consolidated financial statements for the year ended June 30, 2002, we hereby confirm that we are not aware of any subsequent events that would lead us to withdraw or alter our audit opinion given in respect of the financial statements of Markcare Medical Systems Limited for the year ended 30 June 2000 and the Balance Sheet at 30 June 2000. Our audit report was dated 13 October 2000.

You should note that our responsibilities as auditors to report on subsequent events in respect of the financial statements of Markcare Medical Systems Limited for the year ended 30 June 2000 extends only to the date of the Annual General Meeting held after the auditors' report was signed.

Yours faithfully

/s/ Chantrey Vellacott DFK
Charted Accountants
Registered Auditors.